UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 13, 2017

Commission File Number	Exact Name of Registrants as Specified in their Charters, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number
1-14201	SEMPRA ENERGY (A California Corporation) 488 8th Avenue San Diego, California 92101 (619) 696-2000	33-0732627

1-03779	SAN DIEGO GAS & ELECTRIC COMPANY (A California Corporation) 8326 Century Park Court San Diego, California 92123 (619) 696-2000	95-1184800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 8.01 Other Events
MHI Arbitration Decision
On March 13, 2017, Sempra Energy’s subsidiary, San Diego Gas & Electric Company (“SDG&E”) received a decision from the International Chamber of Commerce (“ICC”) International Court of Arbitration (“Tribunal”) on claims against Mitsubishi Heavy Industries, Ltd., and a related company (collectively “MHI”) regarding the failure of the replacement steam generators (“RSGs”) that MHI supplied for the San Onofre Nuclear Generating Station (“SONGS”), which is co-owned by Southern California Edison (“SCE”), SDG&E and the City of Riverside (“Riverside”). The arbitration was initiated in October 2013 by SCE as the operating agent for SONGS, and, subsequently, SDG&E and Riverside joined and became claimants in the arbitration. SDG&E holds a 20% interest in SONGS.
The Tribunal found MHI liable for breach of contract, subject to a contractual limitation of liability, and rejected claimants’ other claims. Accordingly, the Tribunal awarded $125 million in damages to the SONGS co-owners (the “Damage Award”). The Tribunal rejected MHI’s counterclaims. In addition, the Tribunal determined that MHI was the prevailing party and awarded it 95% of its arbitration costs. The Damage Award is offset by these costs, resulting in a net award of approximately $66.9 million in favor of the SONGS co-owners. SDG&E’s specific allocation of the Damage Award is $25 million reduced by costs awarded to MHI of approximately $11.6 million, resulting in a net amount of $13.4 million. The earnings impact of recording this arbitration decision is expected to be immaterial to both Sempra Energy and SDG&E. The amount of damages, however, may be adjusted subject to future agreement among the SONGS co-owners.
The decision is final from the ICC’s perspective, but may be challenged in court on limited grounds. Pursuant to the arbitration agreement governing the dispute, if a party refuses to comply with an award within 20 days after the date of receipt of notice of the award, enforcement proceedings may be initiated immediately before any court of competent jurisdiction. The award bears interest pursuant to the parties’ contract.
Allocation of Award between Ratepayers and Shareholders
Allocation of SDG&E's share of any recoveries from MHI is addressed under the settlement agreement that resolved the California Public Utilities Commission ("CPUC") investigation of the RSG failures ("OII Settlement Agreement"). SCE and SDG&E agreed to allow the CPUC to review the documentation of the final resolution of the MHI dispute and the legal costs incurred in pursuing claims against MHI to ensure such costs are not exorbitant in relation to the recovery obtained. The OII Settlement Agreement contemplates that SDG&E’s share of recoveries from MHI will first reimburse SDG&E’s legal costs incurred in pursuit of the recoveries, with remaining amounts to be allocated 50% to ratepayers, and 50% to SDG&E’s shareholders. The OII Settlement Agreement is currently the subject of ongoing proceedings before the CPUC, including petitions to modify, an application for rehearing of the decision approving the OII Settlement Agreement, and a CPUC ruling requiring parties to “meet and confer” to determine whether the original OII Settlement Agreement should be modified. The ruling directs the parties to consider various issues, including the division between ratepayers and shareholders of any future MHI arbitration award.
Release of Full Tribunal Decision
As required pursuant to the protective order in the arbitration, the parties are conferring regarding the treatment of potentially confidential information in the decision. Subject only to redaction for confidential information, SDG&E expects to make the decision public when the parties reach agreement on redactions. If the parties are unable to reach agreement, the tribunal will resolve any differences, and the redacted decision will be released following the Tribunal’s decision.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
We make statements in this report that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions with respect to the future, involve risks and uncertainties, and are not guarantees of performance. These forward-looking statements represent our estimates and assumptions only as of the filing date of this report. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.
In this report, when we use words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “contemplates,” “assumes,” “depends,” “should,” “could,” “would,” “will,” “confident,” “may,” “potential,” “possible,” “proposed,” “target,” “pursue,” “outlook,” “maintain,” or similar expressions, or when we discuss our guidance, strategy, plans, goals, opportunities, projections, initiatives, objectives or intentions, we are making forward-looking statements.
Factors, among others, that could cause our actual results and future actions to differ materially from those described in forward-looking statements include

▪
actions and the timing of actions, including decisions, new regulations, and issuances of permits and other authorizations by the California Public Utilities Commission, U.S. Department of Energy, California Division of Oil, Gas, and Geothermal Resources, Federal Energy Regulatory Commission, U.S. Environmental Protection Agency, Pipeline and Hazardous Materials Safety Administration, Los Angeles County Department of Public Health, states, cities and counties, and other regulatory and governmental bodies in the United States and other countries in which we operate;

▪
the timing and success of business development efforts and construction projects, including risks in obtaining or maintaining permits and other authorizations on a timely basis, risks in completing construction projects on schedule and on budget, and risks in obtaining the consent and participation of partners;

▪	the resolution of civil and criminal litigation and regulatory investigations;

▪
deviations from regulatory precedent or practice that result in a reallocation of benefits or burdens among shareholders and ratepayers; modifications of settlements; and delays in, or disallowance or denial of, regulatory agency authorizations to recover costs in rates from customers (including with respect to regulatory assets associated with the SONGS facility and 2007 wildfires) or regulatory agency approval for projects required to enhance safety and reliability;

▪
the availability of electric power, natural gas and liquefied natural gas, and natural gas pipeline and storage capacity, including disruptions caused by failures in the transmission grid, moratoriums on the withdrawal or injection of natural gas from or into storage facilities, and equipment failures;

▪
changes in energy markets; volatility in commodity prices; moves to reduce or eliminate reliance on natural gas; and the impact on the value of our investment in natural gas storage and related assets from low natural gas prices, low volatility of natural gas prices and the inability to procure favorable long-term contracts for storage services;

▪
risks posed by actions of third parties who control the operations of our investments, and risks that our partners or counterparties will be unable or unwilling to fulfill their contractual commitments;

▪
weather conditions, natural disasters, accidents, equipment failures, explosions, terrorist attacks and other events that disrupt our operations, damage our facilities and systems, cause the release of greenhouse gases, radioactive materials and harmful emissions, cause wildfires and subject us to third-party liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance (including costs in excess of applicable policy limits) or may be disputed by insurers;

▪
cybersecurity threats to the energy grid, storage and pipeline infrastructure, the information and systems used to operate our businesses and the confidentiality of our proprietary information and the personal information of our customers and employees;

▪	the ability to win competitively bid infrastructure projects against a number of strong and aggressive competitors;

▪
capital markets and economic conditions, including the availability of credit and the liquidity of our investments; fluctuations in inflation, interest and currency exchange rates and our ability to effectively hedge the risk of such fluctuations;

▪
changes in the tax code as a result of potential federal tax reform, such as the elimination of the deduction for interest and non-deductibility of all, or a portion of, the cost of imported materials, equipment and commodities;

▪
changes in foreign and domestic trade policies and laws, including border tariffs, revisions to favorable international trade agreements, and changes that make our exports less competitive or otherwise restrict our ability to export;

▪	expropriation of assets by foreign governments and title and other property disputes;

▪	the impact on reliability of SDG&E's electric transmission and distribution system due to increased amount and variability of power supply from renewable energy sources;

▪
the impact on competitive customer rates due to the growth in distributed and local power generation and the corresponding decrease in demand for power delivered through SDG&E’s electric transmission and distribution system and from possible departing retail load resulting from customers transferring to Direct Access and Community Choice Aggregation; and

▪	other uncertainties, some of which may be difficult to predict and are beyond our control.
We caution you not to rely unduly on any forward-looking statements. You should review and consider the risks, uncertainties and other factors that affect our business as described in this report and other reports that we file with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY (Registrant)
Date: March 13, 2017	By: /s/ Trevor I. Mihalik
Trevor I. Mihalik Senior Vice President, Controller and Chief Accounting Officer

SAN DIEGO GAS & ELECTRIC COMPANY (Registrant)
Date: March 13, 2017	By: /s/ Bruce A. Folkmann
Bruce A. Folkmann Vice President, Controller and Chief Financial Officer